Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Fund Service Providers” and “Financial Highlights” within the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information of db X-trackers MSCI Brazil Hedged Equity Fund (formerly known as db-X MSCI Brazil Currency-Hedged Equity Fund), db X-trackers MSCI Canada Hedged Equity Fund (formerly known as db-X MSCI Canada Currency-Hedged Equity Fund), db X-trackers MSCI EAFE Hedged Equity Fund (formerly known as db-X MSCI EAFE Currency-Hedged Equity Fund), db X-trackers MSCI Emerging Markets Hedged Equity Fund (formerly known as db-X MSCI Emerging Markets Currency-Hedged Equity Fund), db X-trackers MSCI Japan Hedged Equity Fund (formerly known as db-X MSCI Japan Currency-Hedged Equity Fund) and db X-trackers Regulated Utilities Fund of the DBX ETF Trust and to the use of our reports dated July 23, 2012 relating to the financial statements of db X-trackers MSCI Brazil Hedged Equity Fund (formerly known as db-X MSCI Brazil Currency-Hedged Equity Fund), db X-trackers MSCI Canada Hedged Equity Fund (formerly known as db-X MSCI Canada Currency-Hedged Equity Fund), db X-trackers MSCI EAFE Hedged Equity Fund (formerly known as db-X MSCI EAFE Currency-Hedged Equity Fund), db X-trackers MSCI Emerging Markets Hedged Equity Fund (formerly known as db-X MSCI Emerging Markets Currency-Hedged Equity Fund), and db X-trackers MSCI Japan Hedged Equity Fund (formerly known as db-X MSCI Japan Currency-Hedged Equity Fund) of the DBX ETF Trust for the fiscal year ended May 31, 2012, which is incorporated by reference in this Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A No. 333-170122) of DBX ETF Trust.

/s/ ERNST & YOUNG LLP

New York, New York

May 20, 2013